Exhibit 99.1

Superclick grants Master License Agreement to Hospitality Services Plus Ltd.

SAN DIEGO, February 15, 2007 (PRIMEZONE) -- Superclick, Inc. (OTC BB:SPCK.OB - News), a technology leader in IP infrastructure solutions to the hospitality industry, announced today that it has finalized a Master License Agreement (the “Agreement”) with Hospitality Services Plus Ltd, member of the Swisscom group (“Swisscom”).

Sandro Natale, Superclick’s CEO and President stated “we are pleased that Swisscom selected Superclick’s suite of broadband management and content distribution applications to incorporate into its product and service offering throughout its customer base worldwide. This is just another validation of our commitment to developing relevant and leading-edge broadband solutions for the hospitality industry. We look forward to working with Swisscom to rollout a compelling product and service offering to its customer base for years to come.”

Under the terms of the Agreement Superclick has granted to Swisscom an exclusive three-year license to use, distribute and resell its SIMS, MAMA and MDS products throughout Europe. In addition, and subject to further terms and conditions, Swisscom will retain a non-exclusive right to use, distribute and resell SIMS, MAMA and MDS outside of Europe. Superclick has received a technical support contract from Swisscom for the term of the contract in installments payable on a quarterly basis. Superclick has also retained the right to sell advertising on Swisscom Licensed Products on a world-wide basis.

Christian Petit, CEO of Hospitality Services Plus Ltd commented, “Swisscom is committed to serving the ever changing needs of leisure and business travelers, and to provide them and our hotel partners the most advanced broadband services. Travelers are living increasingly in an interactive world where bandwidth requirements become extremely high and its delivery critical. As travelers start to upload as much data as they download and become used to remotely storing their content, we need to upgrade our infrastructure, make it future-proof and have total control. Superclick’s suite of products is a critical building block that enables us to achieve this.”

About Hospitality Services Plus Ltd

Hospitality Services Plus Ltd of Swisscom is the leading provider of broadband connectivity and value added services to guests of the hospitality industry. Its broadband network reaches over 2,300 hotels serving 200,000 guestrooms in Europe and North America. In addition, the company manages close to 9,000 events annually for its partner hotels, which include leading chains such as Hilton, Hyatt and NH.

About Superclick, Inc.

Superclick, Inc. (OTC BB:SPCK.OB - News), through its wholly owned, Montreal-based subsidiary Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS(tm)), Monitoring and Management Application (MAMA(tm)) and Media Distribution System (MDS(tm)) in worldwide hospitality, conference center and event, multi-tenant unit (MTU) and university markets. Current clients include MTU residences and Candlewood Suites(r), Crowne Plaza(r), Four Points by Sheraton(r), InterContinental Hotels Group PLC(r), Hilton(r), Holiday Inn(r), Holiday Inn Express(r), Hampton Inn(r), Marriott(r), Novotel(r), Radisson(r), Sheraton(r), Westin(r) and Wyndham(r) hotels in Canada, the Caribbean and the United States.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms ``believes,'' ``belief,'' ``expects,'' ``intends,'' ``anticipates,'' ``will'' or ``plans'' to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Company Contact:	Investor Relations:
Todd M. Pitcher	Frank Candido
858-518-1387	514-569-5530